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                            ARTICLES OF INCORPORATION

                                       OF

                               LUMENX CORPORATION


         The undersigned, desiring to form a corporation, for profit, under Sections 1701.01 et seq. of the Ohio Revised Code, do hereby state the following:

         FIRST: The name of the corporation shall be LUMENX CORPORATION.

         SECOND: The place in Ohio where its principal office is to be located is Cleveland, Cuyahoga County, Ohio.

         THIRD: The purpose(s) for which the corporation is formed is:

                To engage in any lawful act or activity for which corporations may be formed under this chapter.

         FOURTH: The number of shares which the corporation is authorized to have outstanding is: One Thousand (1,000) Common Stock without par value.

                 The amount of stated capital with which the corporation will begin business is One Hundred Dollars ($100.00).

                    (See Attached for additional provisions)

         IN WITNESS WHEREOF, we have hereunto subscribed our names, the 12th day of March, 1993.


                                    /s/ F.V. Villanueva, Incorporator
                                    --------------------

                                    /s/ K.A. Rake, Incorporator
                                    --------------

                                    /s/ M.J. Janiszewski, Incorporator
                                    ---------------------
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                                   ATTACHMENT

                                      FOR

                               LumenX Corporation
                             (An Ohio Corporation)

FIFTH: No stockholder of this corporation shall by reason of his holding shares of any class have any preemptive or preferential right to purchase or subscribe to any shares of any class of this corporation, now or hereafter to be authorized, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance of any such shares, or such notes, debentures, bonds or other securities, would adversely affect the dividend or voting rights of such stockholder, other than such rights, if any, as the board of directors, in its discretion from time to time may grant, and at such price as the board of directors, in its discretion may fix; and the board of directors may issue shares of any class of this corporation, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, without offering any such shares of any class, either in whole or in part, to the existing stockholders of any class.

SIXTH: Indemnification of directors, officers and employees shall be as follows:

1. The Corporation shall indemnify each person who is or was a director, officer or employee of the corporation, or of any other corporation, partnership, joint venture, trust or other enterprise which he is serving or served in any capacity at the request of the corporation, against any and all liability and reasonable expense that may be incurred by him in connection with or resulting from any claim, action, suit or proceeding (whether actual or threatened, brought by or in the right of the corporation or such other corporation, partnership, joint venture, trust or other enterprise, or otherwise, civil, criminal, administrative, investigative, or in connection with an appeal relating thereto), in which he may become involved, as a party or otherwise, by reason of his being or having been a director, officer or employee of the corporation or of such other corporation, partnership, joint venture, trust or other enterprise or by reason of any past or future action taken or not taken in his capacity as such director, officer or employee, whether or not he continues to be such at the time such liability or expense is incurred, provided that such person acted in good faith and in a manner he reasonably believed to be in the best interests of the corporation or such other corporation, partnership, joint venture, trust or other enterprise, as the case may be, and, in addition, in any criminal action or proceedings, had no reasonable cause to believe that his conduct was unlawful. Notwithstanding the foregoing, there shall be no indemnification (a) as to amounts paid or payable to the corporation or such other corporation, partnership, joint venture, trust or other enterprise, as the case may be, for or based upon the director, officer or employee having gained in fact any personal profit or advantage to which he was not legally entitled: (b) as to amounts paid or payable to the corporation for an accounting of profits in fact made from the purchase or sale of

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securities of the corporation within the meaning of Section 16(b) of the
Securities Exchange Act of 1934 and amendments thereto or similar provisions of any state statutory law; or (c) with respect to matters as to which indemnification would be in contravention of the laws of the State of Indiana or of the United States of America, whether as a matter of public policy or pursuant to statutory provision.

         2. Any such director, officer or employee who has been wholly successful, on the merits or otherwise, with respect to any claim, action, suit or proceeding of the character described herein shall be entitled to indemnification as of right, except to the extent he has otherwise been indemnified. Except as provided in the preceding sentence, any indemnification hereunder shall be granted by the corporation, but only if (a) the Board of Directors, acting by a quorum consisting of directors who are not parties to or who have been wholly successful with respect to such claim, action, suit or proceeding, shall find that the directors, officer or employee has met the applicable standards of conduct set forth in this Article SIX; or (b) outside legal counsel engaged by the Corporation (who may be regular counsel of the corporation) shall deliver to the corporation its written opinion that such director, officer or employee has met such applicable standards, in an action brought either by the corporation, or by the director, officer of employee seeking indemnification, applying de novo such action, suit or proceeding, civil or criminal, by judgment, settlement (whether with or without court approval) or conviction or upon a plea of guilty or of nolo contendere, or its equivalent, shall not create a presumption that a director, officer or employee did not meet the applicable standards of conduct set forth in this Article SIX.


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         3. As used in this Article SIX, the term "liability" shall mean amounts paid in settlement or in satisfaction of judgments or finds or penalties, and the term "expense" shall include, but shall not be limited to, attorneys' fees and disbursements, incurred in connection with the claim action, suit or proceeding. The corporation may advance expenses to, or where appropriate may at its option and expense undertake the defense of, any such director, officer or employee upon receipt of an undertaking by or on behalf of such person to repay such expenses if it should ultimately be determined that the person is not entitled to indemnification under this Article SIX.

         4. The provisions of this Article SIX shall be applicable to claims, actions, suits or proceedings made or commenced after the adoption hereof, whether arising from acts or omissions to act occurring before or after the adoption hereof. If several claims, issues or matters of action are involved, any such director, officer or employee may be entitled to indemnification as to some matters even though he is not so entitled as to others. The rights of indemnification provided hereunder shall be in addition to any rights to which any director, officer of employee concerned may otherwise be entitled by contract or as a matter of law, and shall inure to the benefit of the heirs, executors and administrators of any such director, officer of employee.


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                     ORIGINAL APPOINTMENT OF STATUTORY AGENT

         The undersigned being at least a majority of the incorporators of LUMENX CORPORATION hereby appoint C T CORPORATION SYSTEM to be statutory agent upon whom any process, notice or demand required or permitted by statute to be served upon the corporation may be served. The complete address of the agent is:

                                    815 Superior Avenue, N.E.
                                    Cleveland, Ohio  44114



                                            /s/ F.V. Villanueva, Incorporator
                                            -------------------

                                           /s/ K.A. Rake, Incorporator
                                           --------------

                                            /s/ M.J. Janiszewski, Incorporator
                                            ---------------------


                            ACCEPTANCE OF APPOINTMENT

         The undersigned, C T CORPORATION SYSTEM, named herein as the statutory agent for LUMENX CORPORATION hereby acknowledges and accepts the appointment of statutory agent for said corporation.

                                 C T CORPORATION SYSTEM


                            By:  /s/ R.S. Barba        , Assistant Secretary
                                 -----------------------